UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

NEW ERA ENERGY & DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42433	99-3749880
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX 79701

(Address of principal executive office and Zip Code)

(432) 695-6997

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2026, New Era Energy & Digital, Inc. (the “Company”) issued a promissory note (the “Note”) in the principal amount of $5,000,000 to Zachary Yi Zhou, an individual shareholder of the Company who beneficially owns more than 5% of the Company’s common stock, par value $0.0001 (the “Common Stock”). The transaction was reviewed and approved by the Company’s Audit Committee and Board of Directors. On April 6, 2026, the Note was amended and restated (the “Amended and Restated Note”) on the terms set forth below.

The Amended and Restated Note will mature on the earliest to occur of (i) September 30, 2026, (ii) the initial closing and initial funding of the TCDC Project Credit Facility (as defined in the Amended and Restated Note), (iii) the closing of a Qualified Equity Financing (as defined in the Amended and Restated Note) and (iv) the acceleration of the Amended and Restated Note (the “Maturity Date”). The Amended and Restated Note has an interest rate of 5.00% per annum payable on the Maturity Date. At the applicable Maturity Date, the Amended and Restated Note shall convert to shares of Common Stock. The conversion price of the Amended and Restated Note shall, in the event of a Qualified Equity Financing, be calculated on the price per share to the public of the shares of Common Stock sold in such Qualified Equity Financing. In the event the Maturity Date is not a result of a Qualified Equity Financing, the conversion price of the Amended and Restated Note shall be calculated based on the average volume weighted average price for the 30 trading days preceding the applicable Maturity Date. The Amended and Restated Note includes customary covenants and events of default provisions and may be prepaid in shares of Common Stock, in whole or in part, at any time. The repayment of the Amended and Restated Note is subject to a repayment premium of 1.02x the amounts due thereunder at the Maturity Date.

The foregoing description of the Amended and Restated Note is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Note, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Promissory Note, dated April 6, 2026.
EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: April 6, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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